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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                February 6, 2003

                           BECOR COMMUNICATIONS, INC.
               (Exact name of issuer as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


         0-31653                                          95-4766094
(Commission File Number)                       (IRS Employer Identification No.)


              17337 Ventura Boulevard, Suite 224, Encino, CA 91316 (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (818) 784-0040

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Item 1.  CHANGES IN CONTROL OF REGISTRANT.
         --------------------------------

         Upon the close of the Acquisition Agreement described in Item 5 below, Registrant will issue approximately 14 million shares of common stock to the shareholders of Enhance Lifesciences, Inc. a Delaware corporation ("Enhance").

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         ------------------------------------

         Upon the close of the Acquisition Agreement described in Item 5 below, and upon shareholder approval, Registrant will spin off its wholly owned subsidiary Advanced Knowledge, Inc. to Registrant's shareholders of record on the day prior to the closing of the acquisition of Enhance. Advanced Knowledge produces and distributes workforce training videos throughout the world.

Item 3.  BANKRUPTCY OR RECEIVERSHIP.
         --------------------------

         NOT APPLICABLE

Item 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS
         ---------------------------------------------

         NOT APPLICABLE

Item 5.  OTHER EVENTS.
         ------------

         On February 6, 2003, Registrant executed an Acquisition Agreement with Enhance Lifesciences Inc., a privately held Delaware company ("Enhance") to acquire 100% of all the outstanding shares of Enhance. It is anticipated that the transaction will close on February 28th 2003. Enhance is an emerging biopharmaceutical company that is focused on the acquisition, development and commercialization of "Lifestyle Drugs" in the main therapeutic lifestyle disorder categories. Enhance currently has six products in development targeted against Sexual Dysfunction, IVF, Depression, Anti-Cellulite, Anti-Aging and arthritis. Enhance's business strategy is to develop its existing products and acquire other late stage product candidates in the "Lifestyle Drugs" sector will position itself to be at the forefront in the development of drugs that will improve and enhance the Lifestyles of many patients. By focusing on this particular developing sector where there is the opportunity to acquire and develop potential "Blockbuster" products the company has the opportunity for exponential growth. Enhance's two lead products are planned to be the first to market lifestyle drugs in unsaturated sectors that meet unmet needs and that have the potential to make significant media impact and have potential blockbuster status.


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Also, pending  shareholder  approval,  Advanced  Knowledge,  Inc.,  Registrant's wholly owned subsidiary will be spun off to Registrant's shareholders of record on the day prior to the closing of the acquisition of Enhance. Advanced
Knowledge produces and distributes workforce training videos throughout the world.

Additionally, the acquisition is subject to certain unwind provisions in the event that Registration, in its post closing form, is unable to meet certain benchmark requirements.

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because these statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in Enhance's compounds under development in particular; the potential failure of Enhance compounds under development to prove safe and effective for treatment of disease; uncertainties inherent in the early stage of Enhance's compounds under development; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for our compounds under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change Enhance's business, structure or projections; the development of competing products; uncertainties related to Enhance's dependence on third parties and partners; and those risks described in Becor Communications Inc's filings with the SEC. Becor Communications Inc and Enhance disclaims any obligation to update these forward-looking statements.

Item 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.
         --------------------------------------

         Upon the closing of the Acquisition Agreement described in Item 5 above, Registrant's current Board of Directors will resign and will be replaced by Mr. Christopher Every, Mr. Lee Cole and Mr. Roger Holdom, all of whom are being appointed by Enhance.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------

         NOT APPLICABLE

Item 8.  CHANGE IN FISCAL YEAR.
         ---------------------

         NOT APPLICABLE


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           BECOR COMMUNICATIONS, INC.,
                                           A California corporation (Registrant)


Date: February 18, 2003                    By:  /s/ Buddy Young
                                              ----------------------------------
                                                    BUDDY YOUNG, Chief Executive
                                                    Officer


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